UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2010 (December 11, 2009)

NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

New Jersey Resources Corporation is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K filed with the United States Securities and Exchange Commission on December 17, 2009 (“Form 8-K”). The Form 8-K was filed in the EDGAR system with the incorrect Item tag 4.01. This Form 8-K/A amends the Form 8-K to include the correct Item tags 1.01, 1.02, 2.03 and 9.01. No other changes were made to the Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

On December 11, 2009, New Jersey Natural Gas Company (the “Company”), as borrower, entered into a $200,000,000, three-year, revolving, unsecured credit facility (the “New Credit Facility”) with the several banks and other financial institutions parties thereto, and PNC Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and U.S. Bank National Association and Toronto Dominion (New York) LLC, as Documentation Agents. PNC Capital Markets LLC was the Lead Arranger of the New Credit Facility.  The New Credit Facility refinances an earlier credit facility that provided for a $250,000,000 revolving credit facility that was scheduled to expire on December 16, 2009 (the “Prior Credit Facility”), but has now been terminated.  The New Credit Facility is scheduled to terminate on December 11, 2012.

Borrowings under the New Credit Facility bear interest, at the Company’s option at (i) at a rate per annum equal to the greater of (A) PNC Bank N.A.’s prime rate, (B) the Federal Funds Open Rate, as quoted on stated electronic sources that display such rate, plus 0.50%, and (C) the Daily Euro-Rate (as defined in the agreement) plus 1.00%, plus in the case of (A), (B), and (C), an applicable margin of 1.00% to 2.00%, depending upon the credit rating of the Company from Standard & Poor’s and Moody’s Investor Services, Inc., or a successor nationally recognized statistical rating agency (“Credit Rating”), or (ii) a rate per annum equal to the Euro-Rate plus an applicable margin of 2.00% to 3.00%, depending on the Credit Rating.  The Commitment Fee Rate for the New Credit Facility may range from 0.35% to 0.50%, depending upon the Credit Rating.  As of the closing of the New Credit Facility, the Commitment Fee Rate was 0.35%, the applicable margin for loans described in (i) above was 1.00% and the applicable margin for loans described in (ii) above was 2.00%.   The New Credit Facility permits the borrowing of revolving loans and swingline loans, as well as the issuance of letters of credit. The New Credit Facility also includes an accordion feature, which would allow us, in the absence of a default or event of default and subject to certain conditions and deliveries, to increase from time to time, with the existing or new lenders, the revolving credit commitments under the New Credit Facility in minimum $10,000,000 increments up to a maximum of $50,000,000.

The New Credit Facility contains representations, warranties, covenants, conditions and defaults customary for transactions of this type, including but not limited to: (a) a maximum leverage ratio (consolidated total indebtedness to consolidated total capitalization as defined in the New Credit Facility), of not more than 0.65 to 1.00 at any time; (b) a minimum interest coverage ratio (consolidated income from operations to consolidated interest expense as defined in the New Credit Facility), of not less than 2.50 to 1.00, (c) limitations on liens and incurrence of debt, investments, and mergers and asset dispositions, and the use of the proceeds of the New Credit Facility; (d) requirements to preserve corporate existence, and comply with laws; and (e) default provisions, including defaults for non-payment, defaults for breach of representations and warranties, defaults for insolvency, defaults for non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the New Credit Facility could result in all loans and other obligations of the Company becoming immediately due and payable and the New Credit Facility being terminated.

This description of the New Credit Facility is not complete and is qualified in its entirety by reference to the entire New Credit Facility, a copy of which is being filed as Exhibit 4.1 to this Form 8-K, and which is incorporated by reference herein.  The Company and its affiliates regularly engage the banks listed above to provide other banking services. All of these engagements are negotiated at arm’s length.

Item 1.02	Termination of a Material Definitive Agreement.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.                                                    Not applicable.

(b)           Pro Forma Financial Information.                                                                           Not applicable.

(c)           Exhibits

           Exhibit Number                                           Description

4.1
Credit Agreement dated as of December 11, 2009 by and among New Jersey Natural Gas Company, the Lenders party thereto, PNC Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and U.S. Bank National Association and Toronto Dominion (New York) LLC, as Documentation Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: January 8, 2010
By: /s/ Glenn C. Lockwood
Glenn C. Lockwood Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                                           Description

4.1
Credit Agreement dated as of December 11, 2009 by and among New Jersey Natural Gas Company, the Lenders party thereto, PNC Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and U.S. Bank National Association and Toronto Dominion (New York) LLC, as Documentation Agents.